Exhibit A

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G relating to the ordinary shares of Osmotica Pharmaceuticals plc, and any further amendments thereto, to which this Agreement as to Joint Filing of Schedule 13G is attached as an exhibit is filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 7, 2019

AVISTA CAPITAL PARTNERS III GP, L.P.

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

ACP HOLDCO (OFFSHORE), L.P.

By:	Avista Capital Partners III GP, L.P. its General Partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

ACP III AIV, L.P.

By:	Avista Capital Partners III GP, L.P. its General Partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

ORBIT CO-INVEST I LLC

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

ORBIT CO-INVEST III LLC

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative